UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (February 20, 2008): February 26, 2008
GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
9000 Town Center Parkway
Bradenton, Florida 34202
(Address of principal executive offices / Zip Code)
(941) 741-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Amended and Restated Credit Agreement
     On February 25, 2008, the Company and the subsidiaries of the Company (the “Guarantors”) entered into the Third Amendment to Amended and Restated Credit Agreement (the Third Amendment”) with Bank of America, N.A., as administrative agent (“BOA”) and certain other lenders a party thereto (together with BOA, the “Lenders”). The Third Amendment amends the Amended and Restated Credit Agreement dated as of August 30, 2006 among the Company, Guarantors and the Lenders previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of May 7, 2007 and the Second Amendment to the Amended and Restated Credit Agreement dated as of June 14, 2007 (the “Amended Credit Agreement”).
     The Third Amendment provides for the grant of security interests and liens in substantially all the property and assets (with agreed upon carveouts and exceptions) of the real and personal property, assets and rights of the Company and Guarantors to BOA for the benefit of the Lenders. The Third Amendment also provides for an automatic decrease of the aggregate revolving commitment of the credit facility from $100 million to $85 million on September 30, 2008. Further, the Third Amendment provides certain additional financial covenants and negative covenants, including the maintenance of a minimum consolidated net worth, a minimum consolidated adjusted leverage ratio, a minimum consolidated fixed charge coverage ratio of 1.25:1.0, minimum consolidated adjusted EBITDA requirements, and a ceiling on consolidated capital expenditures.  The revised covenants set forth in the Third Amendment also restrict the Company’s ability to repurchase shares of its capital stock in certain circumstances and require the Company to provide certain period reports relating to budget and profits and losses, intellectual property and insurance policies.  Each of these covenants is based on defined terms and contain exceptions in each case contained in the Credit Agreement, as amended.
     Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement.
     The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto, to the Second Amendment to the Amended and Restated Credit Agreement, a copy of which was filed as Exhibit 10.1 to Gevity’s Current Report on Form 8-K filed on June 19, 2007, the First Amendment to the Amended and Restated Credit Agreement, a copy of which was filed as Exhibit 10.1 to Gevity’s Current Report on Form 8-K filed on May 10, 2007, and to the Amended Credit Agreement, a copy of which was filed as Exhibit 10.1 to Gevity’s Current Report on Form 8-K on September 6, 2006.

Amendment to BCBS Agreement
     On February 25, 2008, the Company and Blue Cross and Blue Shield of Florida, Inc. and its subsidiary Health Options, Inc. (together “BCBSF/HOI”), entered into the Second Amendment to Agreement to Provide Comprehensive Health Care Benefits (the “Second Amendment”) amending the Agreement to Provide Comprehensive Health Care Benefits (“Contract”), dated as of October 1, 2005, between the parties, restating the definition of “Coverage Ratio” for purposes of the Contract to exclude certain non-cash asset and goodwill impairment charges commencing with the fiscal quarter ending December 31, 2007.
     The foregoing description of the Contract is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.2 hereto, the Health Care Benefits Contract, Amendment No. 1, dated as of February 15, 2006, a copy of which was filed as Exhibit 10.1 to Gevity’s Current Report on Form 8-K filed on February 22, 2006, and to the Form of Healthcare Benefits Contract between BCBSF/HOI and the Company, dated as of October 1, 2005 filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed October 27, 2005.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The disclosure required by this item is included in Item 1.01 under the heading Amended and Restated Credit Agreement and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Clifford M. Sladnick
     On February 26, 2008, Clifford Sladnick resigned his position as Senior Vice President and Chief Administrative Officer of the Company effective July 31, 2008 (the “Effective Date”). The Company and Mr. Sladnick anticipate entering into a severance arrangement and will disclose the arrangement upon completion.
Executive Compensation
2008 Base Pay
     On February 25, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Gevity HR, Inc. (the “Company”) approved the 2008 base pay for each of the named executive officers, as listed below:

Name	Title	2008 Base Pay
Paul Benz	SVP and Chief Information Officer	$360,000

James Hardee	SVP and Chief Sales and Marketing Officer	$400,000

Clifford Sladnick	SVP and Chief Administrative Officer	$360,000

Garry Welsh	Interim Chief Executive Officer and
	SVP and Chief Financial Officer	$468,000
2008 Incentive Awards
     On February 25, 2008, the Committee approved the incentive compensation award opportunities for 2008 for each of the Company’s named executive officers, other than Mr. Sladnick, whose awards, if any, will be determined in connection with his severance arrangement.
Short-Term Annual Incentive
     For Messrs. Benz, Hardee and Welsh, the short-term (cash) incentive award will be determined using a weighting of 66.7% company performance metrics: comprised of earnings per share (weighted 50%) and an operating ratio (weighted 50%). The remaining 33.3% of the award opportunity will be determined at the sole discretion of the Committee taking into account the performance of each individual’s business unit as well as the overall performance of the Company. At target, the total short-term incentive award opportunity will be equivalent to 66.7% of annualized base pay for Messrs. Benz and Welsh and 80 % of annualized base pay for Mr. Hardee.
Equity or Other Awards
     The Committee also determined that each named executive officer will be considered for discretionary grants of plan based awards in 2009. The Committee will consider each named executive officer’s contribution, as evaluated by the Committee in its sole discretion, to the establishment of rational models and foundation for capital, operations, sales and service, infrastructure and related strategic development, when making its grant determinations. Any such discretionary grants will be made under a shareholder-approved plan, using one or more stock incentives, stock awards or other form of compensation available under the applicable plan.

Item 8.01 Other Events
Annual Meeting of Shareholders
The Board of Directors of the Company has set May 21, 2008 as the date of its 2008 Annual Meeting of Shareholders. March 13, 2008 is the record date for determination of shareholders entitled to notice and to vote at the meeting.
Slate of Directors for Election at 2008 Annual Meeting
     The following individuals will be standing for re-election as directors of the Company at the next annual meeting of shareholders to be held on May 21, 2008:
Michael J. Lavington
George B. Beitzel
Todd F. Bourell
Paul R. Daoust
Jonathan H. Kagan
David S. Katz
Jeffrey A. Sonnenfeld
Daniel J. Sullivan
The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

10.1	Third Amendment to Amended and Restated Credit Agreement dated February 25, 2008, among Gevity HR, Inc., as the Borrower, the Subsidiaries of the Borrower, as the Guarantors, Bank of America, N.A. as Administrative Agent and Other Lenders Party thereto.

10.2	Second Amendment to Agreement to Provide Comprehensive Health Care Benefits date as of February 25, 2008, among Gevity HR, Inc., Blue Cross and Blue Shield of Florida, Inc. and its subsidiary Health Options, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC. (Registrant)
Dated: February 26, 2008	By:	/s/ Edwin E. Hightower, Jr
	Name:	Edwin E. Hightower, Jr.
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Third Amendment to Amended and Restated Credit Agreement dated February 25, 2008, among Gevity HR, Inc., as the Borrower, the Subsidiaries of the Borrower, as the Guarantors, Bank of America, N.A. as Administrative Agent and Other Lenders Party thereto.

10.2	Second Amendment to Agreement to Provide Comprehensive Health Care Benefits date as of February 25, 2008, among Gevity HR, Inc., Blue Cross and Blue Shield of Florida, Inc. and its subsidiary Health Options, Inc.